Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 7, 2013, in this Registration Statement on Form F-1 and related Prospectus of Luxoft Holding Inc. for the registration of its Class A ordinary shares.

/s/ Ernst & Young LLC
Moscow, Russia
November 13, 2013